UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2010

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders

On December 23, 2010, the Federal Home Loan Bank of Boston (the Bank) notified its members of certain amendments (the Amendments) to the Bank’s capital plan (the Capital Plan) to be effective as of January 22, 2011. Pursuant to the Capital Plan, the Bank cannot implement any amendment to the Capital Plan without first providing at least 30, but not more than 45, calendar days’ prior written notice of such amendment. The Bank’s current Capital Plan defines the rights of the holders of the Bank’s Class B Capital Stock, $100 par value per share (Class B Stock). The Capital Plan also details how a member must satisfy its total stock investment requirement in the Bank. The total stock investment requirement has two components: (i) a membership stock investment requirement, which is calculated annually, and (ii) an activity-based stock investment requirement, which is determined by a member’s level of advances borrowings and use of certain other Bank products.

Summary of the Amendments

The primary purpose of the Amendments is to encourage borrowings by members that may be reluctant to borrow from the Bank in instances where they cannot borrow without purchasing additional Class B Stock to satisfy their activity-based stock investment requirements. Such reluctance may be attributed to the Bank’s continuing moratorium on the repurchase of excess stock and continuing suspension of dividends. To that end, the Amendments provide the Bank with the ability to allow members to satisfy the activity-based capital requirements for certain advances that they initiate and that are disbursed by the Bank (Eligible Advances) using:

•                  stock from the Bank’s pool of Class B Stock in excess of the Bank’s members’ aggregate total stock investment requirements, referred to as the “Excess Stock Pool;” and/or

•                  a new class of Bank stock, Class A Capital Stock, $100 par value per share (Class A Stock) that the Bank may (but is not required to) issue. The Bank does not intend to issue Class A Stock at this time notwithstanding its new ability to do so.

The use of the Excess Stock Pool and the authority of the Bank to issue Class A Stock are each discussed in greater detail below under the headings “The Excess Stock Pool” and “Class A Stock,” respectively.

In addition, the Amendments reduce the lower bound of the range of the activity-based stock investment requirement for letters of credit from 3.0 percent to 0.50 percent, in each case subject to adjustment by the appropriate conversion factor under Federal Housing Finance Agency (the Finance Agency) regulations (the Applicable Regulations). The conversion factor under the Applicable Regulations is currently 50 percent, so the resulting effective lower bound of the range of the activity-based stock investment requirement for letters of credit is 0.25 percent. As a result, the activity-based stock investment requirement for letters of credit will be reduced from the current 2.25 percent to 0.25 percent, effective January 22, 2011.

Finally, the Amendments include certain technical amendments that:

•                  update references from the Federal Housing Finance Board, the Bank’s prior regulator, to the Finance Agency, the Bank’s current regulator;

•                 update references to the Applicable Regulations throughout the Capital Plan based on re-codification that has occurred; and

•                  provide clarification on interpretation of the Capital Plan and on continuing Bank practices for resolving member stock deficiencies. On this final change, the Amendments provide that any member that does not satisfy its stock deficiency by the relevant deadline set forth in the Capital Plan will be deemed to have drawn an advance from the Bank in the amount of the deficiency, the proceeds of which will be applied to purchase Class B Stock so as to satisfy the deficiency.

The Excess Stock Pool

Use of Stock from the Available Excess Stock Pool for Eligible Advances

The Amendments authorize the Bank to allow members to use Class B Stock from the Excess Stock Pool to satisfy the activity-based stock investment requirements for Eligible Advances in an amount up to the lower of (x) $250 million and (y) 25 percent of the Excess Stock Pool (the lower amount being the Available Excess Stock Pool). As of September 30, 2010, the pro forma Excess Stock Pool was $1.8 billion and so the pro forma Available Excess Stock Pool was $250 million.

At the time a member borrows an Eligible Advance, it may use shares from the Available Excess Stock Pool to satisfy, in full or in part, a deficiency in its activity-based stock investment requirement so long as each of the following conditions is satisfied:

•                  the Eligible Advance giving rise to the pending deficiency in the member’s activity-based stock investment requirement must be scheduled for disbursement no later than two business days following the date of request;

•                  the member must be requesting (i) a new Eligible Advance or (ii) the renewal of an existing Eligible Advance that was initially supported using the Excess Stock Pool, Class A Stock, or some combination of both;

•                  the member must own no other stock that can be used to satisfy the activity-based stock investment requirements for the Eligible Advance, and therefore, must not own any excess stock shares; and

•                  after giving effect to the Eligible Advance, the aggregate amount of that member’s use of Class B Stock from the Excess Stock Pool must be no greater than the lower of (A) and (B), where:

(A)      is the product of (x) 25 percent and (y) the Available Excess Stock Pool minus the aggregate amount of Class B Stock being used by all members from the Available Excess Stock Pool at that time; and

(B)        the requesting member’s total amount of Class B Stock owned.

Certain Considerations Arising from the Use of Stock from the Excess Stock Pool

Limitations on the use of stock from the Excess Stock Pool have been established to address certain considerations, including:

•                  safety and soundness, by limiting the amount of stock that can be allocated from the Excess Stock Pool;

•                  operations, by requiring that Eligible Advances be disbursed no later than two business days following the date of request;

•                  fairness and availability, by limiting each member’s total access; and

•                  the primary purpose of the Amendments, namely to encourage new borrowings by Bank members that cannot borrow without purchasing additional Class B Stock, by limiting the instances in which stock from the Excess Stock Pool can be used to satisfy activity-based stock investment requirements.

To further address the foregoing considerations regarding promoting the availability of the use of Class B Stock from the Excess Stock Pool and regarding safety and soundness, the Amendments include that:

•                  if a member owns stock of a class that is available to be used to satisfy, in full or in part, the activity-based stock investment requirements of an Eligible Advance that was originally supported by use of stock from the Excess Stock Pool, such available stock will be applied to satisfy those capitalization requirements, and the member’s use of the Excess Stock Pool will be reduced by the amount of owned shares that are applied to satisfy the member’s total stock investment requirement;

•                  should the amount of the Excess Stock Pool fall to an amount equal to or lower than $750 million, the Bank’s management will promptly determine whether the continued use of the Excess Stock Pool is consistent with the Bank’s strategic plans and its safety and soundness and make a recommendation to the Bank’s board of directors (the Board) whether the use of the Excess Stock Pool should be continued based on that determination; and

•                  the Bank will not repurchase excess Class B Stock from members until the use of the Excess Stock Pool is discontinued.

Discontinuance of the Use of the Excess Stock Pool

The Board has the right to suspend the use of the Excess Stock Pool at any time. Additionally, the authority to use shares from the Excess Stock Pool to support Eligible Advances will terminate on the earlier of December 8, 2013, or the date on which the Bank resumes repurchasing excess Class B Stock. The Amendments require the Bank to provide notice of the discontinuance of the use of the Excess Stock Pool no later than six months prior to the effectiveness of the discontinuance (such date referred to as the Required Stock Purchase Date). During such six-month period, no additional shares from the Excess Stock Pool will be allocated. Each member supporting Eligible Advances using the Excess Stock Pool will be required to satisfy its related activity-based stock investment requirement by either purchasing the required stock or reducing its activity-based stock investment requirement on or prior to the Required Stock Purchase Date.

As of the date of this report, the Bank expects to consider providing notice of the discontinuance of the use of the Excess Stock Pool on or about June 30, 2011, with a Required Stock Purchase Date to occur on or about six months following the date of the notice of discontinuance.

Class A Stock

Issuance of Class A Stock

The Amendments authorize the Bank to issue Class A Stock which may be used to satisfy the activity-based capital requirements for Eligible Advances, however, the Bank does not intend to issue Class A Stock at this time. Any Class A Stock issued, subject to the Applicable Regulations in all respects, would have the following features:

•                  Class A Stock would be issued, redeemed, and repurchased only at a par value of $100 per share.

•                  Class A Stock would only be issued to members to satisfy a member’s activity-based stock investment requirement for (i) a new Eligible Advance or (ii) renewal of an existing Eligible Advance initially supported by the Excess Stock Pool and only in the case where a member had no excess Class B stock available to support a new Eligible Advance or to renew an existing Eligible Advance.

•                  Excess Class A Stock would be redeemable in cash on six months’ written notice to the Bank (as opposed to five years’ written notice prior to the redemption of excess Class B Stock).

•                  Dividends may be paid on Class A Stock at the Board’s discretion, however, any such dividends are required to be less than or equal to the dividends on Class B Stock at that time.

•                  Class A Stock will not have any voting rights.

•                  Class A Stock will have equal priority with Class B Stock at liquidation, subject to the Applicable Regulations.

Even if the Bank should determine to issue Class A Stock, the Amendments provide that the Bank will issue Class B Stock in lieu of Class A Stock to any member that requests it.

Certain Considerations from the Issuance of Class A Stock

The Bank is subject to certain regulatory capital requirements, however, only Class B Stock and retained earnings (together, referred to as Permanent Capital) can satisfy those requirements. See Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Capital of the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2010, for a description of those requirements. Accordingly, to limit the growth of Class A Stock relative to Permanent Capital, the issuance of Class A Stock is subject to the following additional limitations and controls:

•                        The Bank may not issue Class A Stock to, or repurchase Class A Stock from, a member if such issuance or repurchase would cause that member’s amount of Class A Stock to be greater than its amount of Class B Stock.

•                        The Bank may not issue Class A Stock if such issuance will cause the aggregate amount of all members’ outstanding Class A Stock to exceed 20 percent of the Bank’s aggregate amount of all outstanding stock.

•                       Subject to the Applicable Regulations and any other limitations established by the Finance Agency, excess Class A Stock may be repurchased at the Bank’s discretion, however, a member’s excess Class A Stock must be repurchased in full prior to the Bank’s repurchase of that member’s excess Class B Stock.

•                        The Board or a Board committee may suspend the issuance of Class A Stock if:

•            the Bank is required to suspend such issuance by the Finance Agency;

•            the Bank determines that the continued issuance of Class A Stock may cause the Bank to fail to meet its minimum capital requirements as set forth in the Applicable Regulations;

•            such issuance would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in the Bank’s minimum capital requirements; or

•            such issuance would otherwise prevent the Bank from operating in a safe and sound manner.

The foregoing description of the Amendments is qualified in its entirety by reference to the copy of the Capital Plan included herein as Exhibit 4.1 and incorporated herein by reference. Additionally, a marked version of the Capital Plan is attached to this report as Exhibit 4.2. The marked text in Exhibit 4.2 shows changes to the Capital Plan as a result of the Amendments.

This report, including this Item and Exhibit 99.1, uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the Bank’s expectations as of the date hereof. The words “will,” “expect,” “likely,” and similar statements and their plural, negative, past and progressive forms as well as statements about the Bank’s operating plan are used in this notification to identify some, but not all, of such forward-looking statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, changes in the Bank’s operating plan due to the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair-value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment spreads on mortgage assets. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

Item 7.01  Regulation FD Disclosure

On December 23, 2010, the Bank notified its membership regarding the Amendments as described above in Item 3.03. The full text of the notification is included as Exhibits 99.1 and 99.2 hereto. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibits 4.1 and 4.2 below are deemed “filed” not “furnished” under the Exchange Act.

Exhibit No.	Description

4.1	Amended and Restated Capital Plan of the Federal Home Loan Bank of Boston, amended and restated as of January 22, 2011.

4.2	Amended and Restated Capital Plan of the Federal Home Loan Bank of Boston, amended and restated as of January 22, 2011, marked to show all changes from prior capital plan

99.1	Member letter regarding the Amendments dated December 23, 2010.

99.2	Member FAQ regarding the Amendments dated December 23, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: December 23, 2010	By:	/s/M. Susan Elliott

M. Susan Elliott
Executive Vice President and Chief Business Officer